LETTER OF INTENT

This Letter of Intent, dated December 7, 2020 (the "LOI" or "Letter of Intent"), is between **Mikrocoze, Inc.**, a Nevada corporation, with a business address of 1545 Crossways Blvd., Suite 250, Chesapeake, Virginia ("**MZKR**"), and **Instadose Pharma Corp.**, a corporation organized under the laws of Canada, with a business address of 5500 Service Rd, Suite 301, Burlington, Ontario, Canada L7L 6W6 ("**Instadose"**), and the holders of a majority of the issued and outstanding shares of Instadose (the "**Shareholders**").

For the purpose of this Letter of Intent ("**LOI**"), MZKR, Instadose and the Shareholders hereinafter shall be referred to collectively as "**Parties**" or individually referred to as the "**Party**". The Parties hereto acknowledge that this letter does not contain all matters upon which a Definitive Agreements (as defined below) must be reached. Further, among other conditions specified herein or otherwise agreed to by the Parties, the obligations of the Parties to consummate the Agreement are subject to the negotiations and execution of the Definitive Agreements in form and substance satisfactory to all Parties and their respective counsel. Accordingly, this letter is intended solely as a basis for further discussion and is not intended to be and does not constitute a legally binding agreement.

I. TERMS OF THE PROPOSED TRANSACTION

This LOI sets forth the intent and understanding of the Parties in a proposed business combination transaction in which the Shareholders, or their assigns, will acquire within thirty (30) days of the date hereof (subject to Section III below, or an extended period thereof as mutually agreed), shares of capital stock equal to approximately eighty percent (80%) of the issued and outstanding shares of capital stock of MZKR after such issuance, in exchange for all or substantially all of the issued and outstanding shares of common stock of Instadose held by the Shareholders (the "**Acquisition**").

1. The consummation of the Business Combination shall be subject to the satisfactory completion of following:

   a. Conduct of the necessary due diligence by the Shareholders; and

   b. Signing of the Definitive Agreements.

2. Subject to the following, within thirty (30) days (subject to Section 3 below, or an extended period thereof as mutually agreed), and subject to the satisfactory results of due diligence by the Shareholders, the Definitive Agreement, together with other Ancillary Agreements, will be signed by the Parties. The transactions contemplated by the Definitive Agreements are intended to be consummated within ninety (90) days after the date hereof.

3. Promptly following the date hereof, MZKR shall effect an increase in the authorized shares of common stock of MZKR and a name change of the company to the name selected by the Shareholders. The name change will be submitted to the MZKR shareholders for ratification by written consent.

4. Promptly following the execution hereof, each Party will provide the other Parties with a complete, commercially reasonable request for the due diligence materials it requires in respect of the other party relating to the Acquisition. Each Party shall use commercially reasonable efforts to provide the other Party with the requested due diligence materials as soon as practicable after receipt of the

request for such due diligence materials. Each Party will cooperate fully in complying with the reasonable requirements of the other in relation to the foregoing due diligence review.

5. Upon the consummation of the Transaction, the Parties shall take such action as is necessary such that the board of directors and management of MZKR shall be as follows:

DIRECTORS

Grant Sanders

Geoff Belsher

Larry Acton

Terry Wilshire

OFFICERS

Chief Executive Officer: Grant Sanders

Chief Operating Officer: Larry Acton

Chief Legal Counsel: Loren Greenspoon

II. DEFINITIVE AGREEMENTS

1 The Parties shall enter into a Share Exchange Agreement, together with customary exhibits and attachments, and such additional agreements as the Shareholders and MZKR shall deem necessary in accordance with the terms hereof (the "**Definitive Agreements**"). The Definitive Agreements shall include conditions precedent contemplated by this LOI, each of which must be satisfied prior to the Closing. These conditions precedent include, but are not limited to the following:

(i) ***Satisfactory Results of Due Diligence***
The satisfactory completion of due diligence by the Shareholders and MZKR management.

(ii) ***Compliance***
Ensuring that the Acquisition and name change of MZKR will comply with all applicable laws and regulations, including securities and other laws.

(iii) ***Consents and Approvals***
The approvals and consents required under the Definitive Agreement is obtained by the respective Boards of MZKR and Instadose, and the Shareholders and the receipt of the consents and approvals from all governmental entities, material vendors, lenders, landlords, customers, and other Parties which are requisite and/or necessary for the Transaction and for the prospective business operation by Purchaser, and the receipt of all necessary governmental approvals including the expiration or termination of all required waiting periods.

(iv) ***Absence of Material Litigation or Adverse Change***

Ensure that there are no pending or threatened material claims or litigation involving either Party, and/or no material adverse change in the business prospects of MZKR and Instadose.

(v) ***Delivery of Legal Opinions.***
If required, customary legal opinions must be delivered, the contents of which shall be mutually shared and agreed upon.

III. EXCLUSIVITY

The parties have mutually agreed to enter into this LOI as an expression of their intention to negotiate exclusively with each other during the period set forth in Section VII hereof (the "Exclusivity Period") with the objective and purpose that mutual agreement being reached on the terms and conditions under this LOI.

During the Exclusivity Period, each of the Parties will not directly or indirectly through any officer, director, shareholder, agent or representative (collectively, "Representatives"):

(a) solicit or initiate, directly or indirectly, or incur submissions of any enquiries, proposals, or offers from any other party relating to; or

(b) participate in any discussions or negotiations regarding, or furnish to any person or entity, information with respect to, any transaction similar to, or which would otherwise interfere with or prevent, the consummation of, the Acquisition (a "Competing Transaction"). Each Party will immediately notify the other Parties of any contact between it or any of its Representatives and any other person regarding any such offer or proposal for a Competing Transaction.

IV. CONFIDENTIALITY

1 All parties hereto shall at all-time keep confidential and to procure that's its respective employees and agents shall keep confidential any confidential information which it or they may acquire in relation to this LOI or in relation to the business or affairs of any of the parties to this LOI. ("**Confidential Information**") and will not use or disclose this Confidential Information without the written consent of the other party to this LOI unless such disclosure is for any of the following purposes:

(a) It is required to do so by law, or any security exchange or regulatory or governmental body to which it is subject wherever situated;

(b) It considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

(c) The information has come into the public domain through no fault of that party;

(d) It is required or in connection with legal proceedings arising out of this LOI or relating to it ;

(e) It is disclosed for the purposes of negotiations with potential strategic investors in the Proposed Project provided that such investors or partners have first signed a confidential agreement with the party making such disclosure.

2 No Party will make any public disclosure or issue any press releases pertaining to the existence of this LOI or to the proposed Acquisition and sale between the Parties without having first obtained the consent of the other Parties, except as required by law or regulation including the requirements of a stock exchange. If this proposal is terminated as provided below, each Party upon request will promptly return to the other Party all documents, contracts, records, or other information received by it that disclose or embody confidential information of the other Party. Each Party agrees to keep all material and information provided to it confidential and to promptly return the same to the other Party upon termination of this LOI. The provisions of this paragraph shall survive termination of this LOI for a period of one year.

V. DISCLAIMER OF LIABILITIES.

Except for breach of any confidentiality provisions hereof, no Party to this LOI shall have any liability to any other Party for any liabilities, losses, damages (whether special, incidental or consequential), costs, or expenses incurred by the Party in the event the negotiations among the Parties are terminated as provided below.

VI. COST

1. The costs of preparing and negotiating the Definitive Agreement and legal and audit fees related to the Business Combination shall be borne by Instadose.

2. Except to the extent otherwise provided in this LOI and any Definitive Agreement (s) entered into by the Parties, each Party shall be solely responsible for its own expenses, legal fees and consulting fees related to the negotiations described in this LOI, whether or not any of the transactions contemplated in this LOI are consummated. Each party shall bear its own solicitors' costs of and incidental to, the preparation and execution of this LOI.

VI. DISPUTE

Any dispute, controversy or claim arising out of or in relation to this LOI, or the breach, termination or invalidity thereof shall so far as it is possible be amicably resolved by mutual consultation and consent between the parties hereto.

VII. BINDING EFFECT

1. Each Party hereby reaffirms its intention that this LOI as a whole is not intended to constitute, and shall not constitute a legally binding obligation, contract or agreement between any of the Parties, and shall not be relied upon by any Party as constituting such intent.

2. Notwithstanding the above, the parties, however, agree that (i) the Exclusivity provisions hereof shall be binding for ninety (90) days following the execution hereof, and (ii) negotiations leading to the execution of Definitive Agreement shall be undertaken in good faith and in a mutually exclusive manner and that neither party will circumvent the other during such negotiations, and (iii) the provisions of Sections IV, V, VI and IX shall be binding on the Parties. Following the initial ninety (90) day period described above, in the event any Party to this LOI hereof decides to withdraw from the negotiations for any reason whatsoever, the withdrawing Party may do so at its sole discretion by giving the other Party prior written notice of its intent thirty (30) days prior to the withdrawal.

3. No party hereto may assign its/his rights and obligations under this LOI without the prior consent of the other party.

VIII. TIME

The Parties agree that the time is of the essence in proceeding with the transaction. Upon executing this LOI, the Parties will commence preparing the Definitive Agreement. and the due diligence process and the Purchaser will commence the audits of the assets to be sold and any other structuring matters that need to be completed. These steps shall proceed simultaneously.

IX. GOVERNING LAW

This LOI shall be governed by, and construed in accordance with, the laws of the State of Nevada.

IN WITNESS WHEREOF, this Letter of Intent has been executed by the Parties on the date aforementioned.

MIKROCOZE INC.

By:______________________
Name: Terry Wilshire
Title: President

INSTADOSE PHARMA CORP.

By: Grant F Sanders
Name: Grant Sanders
Title: CEO

THE SHAREHOLDERS

By:______________________
Name:____________________
Title:_____________________

Dec 7/2020   Dec 7/2020